September 27, 2000



Timothy L. Hoops, President
Kestrel Energy, Inc.
Victoria Exploration, Inc.
999 18th Street
Denver, CO 90202



Dear Mr. Hoops:

     This letter amendment (this "Amendment") is to confirm the changes agreed upon between WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, formerly known as NORWEST BANK COLORADO, NATIONAL ASSOCIATION ("Bank") and KESTREL ENERGY, INC. and VICTORIA EXPLORATION, INC. ("Borrower") to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of February 21, 2000, as amended from time to time (the "Agreement"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

     1. All references in the Agreement to the terms "Lender" and "Norwest" shall hereinafter mean and refer to "Bank".

2. The RATE under Paragraph I. TERMS of the Agreement is hereby deleted in its entirety, and the following substituted therefor
     "Interest shall accrue at an annual rate equal to the fluctuating prime rate established from time to time by Bank, plus 1.75%."

     3. The second Paragraph of BORROWING BASE AMOUNT under Paragraph I. TERMS of the Agreement is hereby deleted In Its entirety, and the following substituted therefor:

     "Effective the date hereof, the Borrowing Base Amount is $2,000,000.00."

     4. Paragraph III 1.(g) is hereby deleted in its entirety, and the following substituted therefor:

          "(g) maintain a Current Ratio of 1.00 or higher at all time; for calculation purposes, with "Current Ratio" defined as current asset plus unused availability under the Revolving Line of Credit divided by current liabilities (excluding debt to Bank)."

     5.   Paragraph 111.  I.(k) shall hereinafter be refer as Paragraph Ill.  I
(1).

6.   The following is hereby added to the Agreement as Paragraph III.
l.(k):
          "(k) submit, within 30 days of each month end, a report detailing accounts payable and aging;"

     7. In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment, Borrower shall pay to Bank a non-refundable fee of $14,000.00 for the Revolving Line of Credit, and an engineering fee of $1,500.00 for the reserve analysis, which fees shall be due and payable in full upon execution of this amendment.

8. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This Amendment and the Agreement shall be read together, as one document.
9. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower's acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.
     Your acknowledgment of this Amendment shall constitute acceptance of the foregoing terms and conditions.

                                 Sincerely,

                                 WELLS FARGO BANK WEST, NATIONAL
                                 ASSOCIATION, formerly known as NORWEST
                                 BANK COLORADO, NATIONAL ASSOCIATION



                                 By:/s/Duc Duong
                                    Duc Duong
                                    Commercial Banking


Acknowledged and accepted
as of --------------------:

KESTREL ENERGY, INC.



By./s/Timothy L. Hoops
   Timothy L. Hoops
   President


VICTORIA EXPLORATION, INC.



By:/s/Timothy L. Hoops
   Timothy L. Hoops
   President


                   FIRST MODIFICATION TO PROMISSORY NOTE

     THIS FIRST MODIFICATION TO PROMISSORY NOTE (this "Modification") is entered into as of September 27, 2000, by and between KESTREL ENERGY, INC. and VICTORIA EXPLORATION, INC. ("Borrower"), and WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, formerly known as NORWEST BANK COLORADO, NATIONAL ASSOCIATION ("Bank").

                                 RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain 360 Day Promissory Note in the maximum principal amount of $2,000,000.00, executed by Borrower and payable to the order of Bank, dated as of February 21, 2000 (the "Note"), which Note is subject to the terms and conditions of a letter agreement between Borrower and Bank dated as of February 21, 2000, as amended from time to time (the "Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

     1. The variable rate of interest applicable to the Note is hereby modified to be one and three-quarters percent (1.75%) above the Prime Rate in effect from time to time.

     2. The effective date of the change set forth herein shall be September 27, 2000.

     3. Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note or the Agreement shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

     4. Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition. act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default. Borrower further certifies that, notwithstanding the modifications set forth herein, all of the real property securing the Note shall remain subject to the lien, charge or encumbrance of the deed of trust, mortgage or other document pursuant to which such lien, charge or encumbrance is created, and nothing contained herein or done pursuant hereto shall affect or be construed to affect the priority of the lien, charge or encumbrance of any such deed of trust, mortgage or other document over any other liens, charges or encumbrances.

     IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

KESTREL ENERGY, INC.                    WELLS FARGO BANK WEST, NATIONAL
                                        ASSOCIATION, formerly known as
                                        NORWEST BANK COLORADO, NATIONAL
                                        ASSOCIATION


By:/s/Timothy L. Hoops
  Timothy L. Hoops                      By:/s/Duc Duong
  President                               Duc Duong
                                          Commercial Banking Officer


VICTORIA EXPLORATION, INC.



By:/s/Timothy L. Hoops
  Timothy L. Hoops
  President